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Draft: 4/29/97                                                EXHIBIT 10(b)


            CONSULTING, NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

     This CONSULTING, NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this "Agreement") is entered into as of _________, 1997 by and among APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation (the "Company"), [J. MICHAEL MOORE CONSULTING] (the "Consultant") and J. MICHAEL MOORE ("Moore").


                                   WITNESSETH:

         WHEREAS, prior to the acquisition of INVETECH Company ("INVETECH") by the Company, Moore served as a senior executive officer of INVETECH and made major contributions to the profitability, growth and financial strength of INVETECH; and

         WHEREAS, Moore has formed a consulting company to provide business consulting services through which Moore will act as the primary advisor; and

         WHEREAS, the Company desires to assure itself of both present and future consulting services of Consultant and anticipates Consultant will make significant contributions to the profitability, growth and financial strength of the Company; and

         WHEREAS, the Consultant and Moore are willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, the Company, Moore and Consultant agree as follows:

         1. DUTIES AND COMPENSATION.

         (a) During the term of this Agreement, Consultant agrees to cause Moore to be available to the Company during normal business hours to provide consulting services with respect to the business and affairs of the Company and its affiliates for up to a maximum of ten business days per year and to use his best efforts to promote the interests of the Company and its affiliates.

         (b) During the term of this Agreement, the Company shall pay to Consultant an annual consulting fee of $70,000 on the date hereof and thereafter annually on the anniversary date hereof for the four succeeding years. In addition, in consideration of Moore's covenants under Sections 2 and 3 of this Agreement, the Company shall also pay to Moore $2,550,000 in five equal annual installments of $510,000, the first of which shall be payable on the date hereof and the remainder of which shall be payable annually on the anniversary date hereof during the four succeeding years.



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         2. NONCOMPETITION COVENANT. During the longer of (i) the five year period following the date hereof and (ii) the one year period following the date of termination of any and all of Moore's relationships with the Company (other than as a shareholder), including any and all relationships as a director, officer, employee or consultant of the Company or its affiliates, Moore covenants and agrees that he will not, directly or indirectly, with or through another individual or organization, whether as a shareholder (other than as the holder of less than 1% of the outstanding shares of a publicly held company), partner, member, director, officer, employee, agent, or consultant, or in any other capacity, manufacture, provide, sell, design or distribute products or services that are the same or similar to products or services now, heretofore or hereafter provided, sold, designed or distributed by the Company or any of its affiliates anywhere within the United States or Canada.

         3. CONFIDENTIAL INFORMATION. In addition, during the five year period following the date of termination of any and all of Consultant's and Moore's relationships with the Company (other than as a shareholder), including any and all relationships as a director, officer, employee or consultant of the Company or its affiliates, Consultant and Moore severally covenant and agree to keep confidential and not to disclose to others information relating to the Company or any of its affiliates, or their respective businesses, including, but not limited to, information regarding (i) customers or potential customers; (ii) vendors or suppliers; (iii) pricing structure and profit margins; (iv) employees and payroll policies; (v) computer systems; (vi) facilities or properties; and
(vii) other proprietary, confidential or secretary information relating to the Company or any of its affiliates, or their respective businesses, products, activities or operating aspects (hereafter "Confidential Information"). Consultant and Moore shall use all reasonable care to protect, and prevent unauthorized disclosure of, any Confidential Information unless such information
(a) is now or becomes generally known or available to the public without any violation of this Agreement; or (b) is required to be disclosed by applicable law or by court or governmental order.

         4. TERM; EFFECT OF TERMINATION. The term of this Agreement shall continue for five years following the date hereof; provided, however, no such termination shall affect or otherwise limit or reduce Consultant's or Moore's obligations under Sections 2 and 3 of this Agreement or the Company's obligation to make the payments called for under the last sentence of Section 1(b) of this Agreement or to provide the benefits specified in Section 5.

         5. SALARY CONTINUATION; HEALTH INSURANCE.

         (a) Promptly following the date hereof, the Company and Moore agree to amend the salary continuation agreement between Moore and INVETECH to (i) provide that the benefits payable thereunder shall be payable to Moore beginning at an age not earlier than age 55 designated by Moore and (ii) adjust the aggregate benefits payable thereunder to reflect the payment of the amounts accrued on INVETECH's Closing Balance Sheet (as defined in the Merger Agreement) plus $500,000 during the benefits payment period specified therein, as amended pursuant to clause (i) of this Section 5(a) and using a present value discount rate of 7.7%.


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         (b) During the term of Moore's and his spouse's lives, the Company shall pay Consultant $700 per month for the cost of health insurance to be obtained and maintained by Consultant for Moore, his wife and his eligible children. The obligation to obtain and maintain any such health insurance benefits shall be solely the responsibility of Consultant and shall not be the responsibility of the Company.

         6. REMEDIES; IRREPARABLE HARM. Consultant and Moore acknowledge that a breach of its or his obligations under Section 2 or 3 of this Agreement would result in irreparable injury to the Company for which monetary damages alone would not be an adequate remedy. Therefore, Consultant and Moore consent to the issuance of injunctive relief in the event of a breach of its or his obligations under Section 2 or 3, in addition to any other remedies to which the Company may be entitled at law or in equity.

         7. SEVERABILITY; NO SET-OFF. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, including without limitation, as to time, geographic area, or scope of activity, such provision shall be severable from the other provisions of this Agreement and the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal. The Company shall have no right of set-off under this Agreement for any breach (or alleged breach) of any provision of the Plan and Agreement of Merger dated April 29, 1997 between the Company and INVETECH or the related Escrow Agreement.

         8. SUCCESSORS; ASSIGNMENT. This Agreement shall inure to the benefit of and be enforceable by the Consultant's and Moore's successors, personal representatives, executors, administrators, heirs, distributees and/or legatees. This Agreement is personal in nature and no party hereto may, assign, transfer or delegate this Agreement or any rights or obligations hereunder except the Company may assign its rights but not its obligations hereunder to any of its wholly owned affiliates.

         9. NOTICE. For all purposes of this Agreement, all communications including without limitation notices, consents,requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Consultant or Moore at Moore's principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. GOVERNING LAW. The validity, interpretation,construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


APPLIED INDUSTRIAL TECHNOLOGIES, INC.


By _________________________________

Its ________________________________


[J. MICHAEL MOORE CONSULTING]

____________________________________
By: J. Michael Moore, President



____________________________________
J. Michael Moore